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                                                                    Exhibit 10.7

                            SENIOR LIVING AGREEMENT

       THIS SENIOR LIVING AGREEMENT ("Agreement") is made and entered into as of _______________, 1997 by and between CAPITAL SENIOR LIVING, INC., a Texas corporation, or is assigns (hereinafter called "CSL"), and NEW WORLD DEVELOPMENT (CHINA) LIMITED, a Hong Kong company or its assigns (hereinafter called "NWC").

                                    RECITAL

       WHEREAS, CSL and NWC wish to enter into an agreement whereby CSL and NWC will jointly create an entity that will develop and operate senior living projects in the People's Republic of China ("PRC").

       NOW, THEREFORE, for and in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CSL and NWC hereby agree as follows:

       1. Creation of NEWCO. CSL and NWC agree to form an entity to be known as ___________________________ ("NEWCO") under the laws of the Cayman Islands or such other nation as is mutually agreed to by CSL and NWC. The parties hereto further agree that NEWCO shall have the following attributes:

              (a) Duration. The period of NEWCO's duration shall be perpetual.

              (b) Principal Office. The principal office of NEWCO shall be located in Hong Kong.

              (c) Directors/Managers. The organizational document of NEWCO shall name two (2) directors/managers from each of CSL and NWC. NEWCO's organizational document and its constituent documents (referred to herein as the "Constituent Documents") shall require that NWC shall have majority control of NEWCO's director's positions.

              (d) Unanimous Consent Required for Major Decisions. Unanimous consent of the directors shall be required to make "major decisions." Major decisions shall include the following:

                     (i) causing or permitting NEWCO to be a party to a merger, consolidation, share exchange, or interest exchange, or to convert into any other type of entity;




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                     (ii)   causing or permitting NEWCO to incur debt or to
                            dispose of or encumber all or substantially all of its assets;

                     (iii) approving capital budgets and operating budgets of NEWCO;

                     (iv) causing or permitting NEWCO to enter into, cancel, amend, or restate, or relinquish any material rights under, any material contract or agreement; and

                     (v)    causing or permitting NEWCO to become bankrupt.

              (e) Ownership Percentages. CSL shall own 49% and NWC shall own 51% of NEWCO's equity. Such percentages are referred to herein as "Ownership Percentages."

              (f) Purpose. NEWCO's purpose shall be to develop and operate senior living communities under the Homeowners Programme of the PRC, which enable a group of independent elders to maintain their independent life-style and at the same time enjoy family life with their children and their families. Such senior living communities shall be located in major PRC cities including, but not limited to, Guangzhou, Huizhou, Wuhan, Bejing and Tianjin.

              (g) Contributions. CSL and NWC shall agree to make pro rata contributions to NEWCO upon the execution of NEWCO's Constituent Documents.

              (h) Distribution of Profits. CSL and NWC shall share NEWCO's profits according to each party's Ownership Percentage.

       2. Agreement Regarding Transfer of Ownership. CSL and NWC agree to enter into an agreement (the "Ownership Agreement") whereby each will have a right of first refusal to purchase the other's interest upon the other's receipt of a bona fide offer for the same.

       3. Agreement Regarding Day to Day Management of NEWCO. CSL and NWC agree to enter into an agreement (the "Management Agreement") whereby CSL shall provide management and operating services for the projects developed by NEWCO.

       4. Agreement Regarding Expenses Related to Creation of NEWCO. All costs and expenses, including attorney's fees, required for the formation and organizing of NEWCO, shall be advanced by CSL and NWC according to each party's Ownership Percentage. Each party agrees to bear its own costs that are related to the negotiation of the terms of the Constituent Documents, the Ownership Agreement and the Management Agreement.

       5. Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and





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any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

       6. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

       7. Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

       8. Modification. This Agreement may only be modified by a written instrument or instruments executed by the parties hereto. Any alleged modification which is not so documented shall not be effective as to any party.

       9. Entire Agreement. This Agreement constitutes the entire understanding and agreement between CSL and NWC with respect to the transactions contemplated herein and hereby supersedes all prior written or oral understandings and agreements between CSL and NWC with respect thereto.

       IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


                                           CAPITAL SENIOR LIVING, INC.,
                                           a Texas corporation, or its assigns


                                           By:   /s/ Jeffrey L. Beck
                                              ----------------------------------
                                           Name:  Jeffrey L. Beck
                                           Title:  Chief Executive Officer

                                           NEW WORLD DEVELOPMENT (CHINA)
                                           LIMITED, a Hong Kong company or its
                                           assigns



                                           By:   /s/ Douglas Chan
                                              ----------------------------------
                                           Name:    Douglas Chan
                                           Title:      Executive Director





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